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                                                                   Exhibit 17(A)

                       IDEX AMERICAN CENTURY INTERNATIONAL

The undersigned shareholder of IDEX American Century International (the "Fund") hereby appoints John K. Carter and Thomas R. Moriarty, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on ______, at a Special Meeting of shareholders to be held at the offices of IDEX Mutual Funds, 570 Carillon Parkway, St. Petersburg, Florida 33716 at ____ on _____, _______________, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Prospectus/Proxy Statement for the meeting.

         Please mark boxes in blue or black ink.

1. To approve an Agreement and Plan of Reorganization between the Fund and IDEX International Equity (the "Acquiring Fund"), providing for the transfer of all of the assets of the Fund, subject to its liabilities, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities, and the pro rata distribution of those shares to Fund shareholders and subsequent dissolution of the Fund.

            FOR _____                 AGAINST_____               ABSTAIN_____


THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                       Dated:                , 2001


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                                       Signature(s)

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                                       Signature(s)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope